SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]      Preliminary Proxy Statement

[  ]      Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))

[  ]      Definitive Proxy Statement

[X ]      Definitive Additional Materials

[  ]      Soliciting Material Pursuant to Rule 14a-12


                              NET PERCEPTIONS, INC.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

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Net Perceptions, Inc. (the "Company") has retained Georgeson Shareholder
Communications Inc. ("Georgeson"), 17 State Street, New York, NY 10004 to aid in the solicitation of proxies related to the Company's special meeting of stockholders originally convened on March 12, 2004 and adjourned until March 23, 2004. For these services, the Company will pay Georgeson a fee of $25,000 and pay it for certain out-of-pocket disbursements and expenses. Stockholders who have questions about voting at the special meeting may contact the Company's president at (952) 842-5400 or Georgeson at (800) 223-2064.